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                                                                     Exhibit 5.1

                    [Letterhead of Cahill Gordon & Reindel]


                                    January 5, 1999






ENTEX INFORMATION SERVICES, INC.
Six International Drive
Rye Brook, New York 10573

                 Re:   12-1/2% Senior Subordinated Notes due
                       2006, Series B, of ENTEX Information
                       Services, Inc. and related Guarantees

Ladies and Gentlemen:


            We have acted as counsel for ENTEX Information Services, Inc. (the "Company") and ENTEX Services, Inc., Erlanger Land Co., Inc. and FCP Technologies, Inc. (collectively, the "Delaware Guarantors" and, together with Company, the "Issuers")) in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by, among others, the Company and the Delaware Guarantors with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Act"), of (i) up to $100,000,000 principal amount of 12-1/2% Senior Subordinated Notes due 2006, Series B, of the Company (the "Exchange Notes"), and (ii) the Delaware Guarantors' unconditional guarantee of the Exchange Notes (the "Guarantees," and together with the Exchange Notes, the "Securities"). The Securities will be issued pursuant to an indenture dated as of July 29, 1998 (the "Indenture"), between the Company, the Delaware Guarantors, ENTEX Information Services of Colorado, Inc., ENTEX Information Services of Michigan, Inc. and Marine Midland Bank, as Trustee, in connection with the exchange offer (the "Exchange Offer") pursuant to which the Securities will be issued for a like principal amount of the Company's outstanding 12-1/2% Senior Subordinated Notes due 2006. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

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            In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the Certificates of Incorporation of the Issuers, resolutions of the Boards of Directors of the Issuers with respect to the filing of the Registration Statement and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

            In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact, we have relied upon representations of officers of the Issuers.

            Based upon the foregoing, and subject to the qualifications stated herein, it is our opinion that:

     1. The Exchange Notes have been duly authorized for issuance by the Company and, when duly executed, authenticated and delivered in exchange for the Initial Notes in accordance with the terms of the Exchange Offer and the Indenture as contemplated by the Registration Statement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

     2. The Guarantees of the Delaware Guarantors have been duly authorized by the Delaware Guarantors and, when the Exchange Notes have been duly executed, authenticated and delivered in accordance with the terms of the Exchange Offer and the Indenture as contemplated by the Registration Statement and the Guarantees of the Delaware Guarantors have been duly executed and delivered, the Guarantees of the Delaware Guarantors will constitute valid and legally binding obligations of the Delaware Guarantors, entitled to the benefits of the Indenture and enforceable against the Delaware Guarantors in accordance with their terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of New York.

            We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under


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Section 7 of the Securities Act as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

                                                Very truly yours,


                                                /s/ Cahill Gordon & Reindel



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